Omnicom Group Inc. S-3ASR

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Omnicom Group Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Omnicom Group Inc., Omnicom Finance Holdings plc, and Omnicom Capital Holdings plc of our report dated February 18, 2021 with respect to the consolidated balance sheets of Omnicom Group Inc. and subsidiaries as of December 31, 2020 and 2019, and the related consolidated statements of income, comprehensive income, equity and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes and financial statement schedule II (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2020, which report appears in the December 31, 2020 Annual Report on Form 10-K of Omnicom Group Inc. and subsidiaries and to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ KPMG LLP

New York, New York
November 12, 2021